Exhibit 32

                     CERTIFICATIONS UNDER 18 U.S.C. ss.1350

The undersigned certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Pacific Financial Corporation for the quarter ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Pacific Financial Corporation.

     /s/ Dennis A. Long                         /s/ Denise Portmann
     -----------------------                    -----------------------
     Dennis A. Long                             Denise Portmann
     President and                              Treasurer
     Chief Executive Officer                    May 9, 2005
     May 9, 2005